SCHEDULE 14A

 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[      ]         Preliminary Proxy Statement

[      ]          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  X ]          Definitive Proxy Statement

[      ]          Defininitive Additional Materials

[      ]          Soliciting Material Pursuant to § 240.14a-12

MFS Intermediate Income Trust ("MIN")

(Name of Registrant as Specified In Its Charter)

Karpus Management, Inc., d/b/a Karpus Investment Management

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

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[  X ]          No fee required.

[      ]          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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  2) Aggregate number of securities to which transaction applies:

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PROXY STATEMENT OF KARPUS MANAGEMENT, INC.,
D/B/A KARPUS INVESTMENT MANAGEMENT
IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF TRUSTEES OF

MFS Intermediate Income Trust
500 Boylston Street, Boston, Massachusetts 02116

AT THE ANNUAL METING OF SHAREHOLDERS
 (To be held on October 9, 2008)

Fellow shareholders:

This Proxy Statement and the enclosed GREEN proxy card are being furnished to you, the shareholders of MFS Intermediate Income Trust ("MIN" or the "Fund"), in connection with the solicitation of proxies by Karpus Management, Inc. d/b/a Karpus Investment Management ("KIM" or "Karpus") for use at the at the 2008 Annual Meeting of shareholders of the Fund scheduled to be held at 10:30 a.m. E.S.T. on Thursday, October 9, 2008 at 500 Boylston Street, Boston, Massachusetts 02116, including any adjournments or postponements thereof and any consequent meeting that may be called (the "Meeting").

Only the Fund's shareholders of record on August 4, 2008 ("Record Date") will be entitled to receive notice of and to vote at the Fund's Meeting of Shareholders or any adjournment(s) or postponement(s) thereof. The Meeting is being held for the following purposes:

  ITEM 1. To elect Richard W. Cohen, Donald R. Logan, Brad Orvieto and Dwight A. Pike as Trustees of the Fund;

  ITEM 2. To act upon, if properly presented at the Meeting, a shareholder proposal that the Board of Trustees adopt a policy to conduct periodic tender offers for shares of the Fund;

  And to transact such other business as may properly come before the Meeting and any adjournment(s) or postponement(s) thereof.

KARPUS RECOMMENDS THAT YOU VOTE FOR ITEM 1 AND FOR ITEM 2 FOR THE FOLLOWING THREE REASONS:

  1. To install greater independent representation on the Board in order to align shareholder interests with the actions of the Board;

  2. As a means to provide an exit for shareholders who are not in agreement with the Board's recent approval of the decision to change the investment strategy of the Fund; and

  3. It is our belief that the proposed tender offers will act as a safeguard to ensure that shareholders are able to sell a portion of their shares at 99% of net asset value if the Board's actions of changing the Fund's investment strategy and a level-rate distribution plan (as discussed in detail herein), are unable, as they have been in the past, to effectively manage the Fund's wide discount to net asset value.

On the Record Date, the Fund reported in their proxy statement as having 116,512,419 shares of common stock outstanding (the "Common Stock" or "Shares"), with each shareholder of record at the close of business on the Record Date being entitled to one vote for each share held, and each fractional share entitled to a proportionate fractional vote.

For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast. Abstentions will be counted and broker non-votes, if any, will be considered not present for the purpose of determining the presence of a quorum at the Meeting.

As of the Record Date, Karpus was the beneficial owner of 13,402,625 shares of the Common Stock of the Fund which represents 11.50% of the Fund's issued and outstanding Common Stock.

YOUR LAST DATED PROXY CARD IS THE ONLY ONE THAT COUNTS, SO RETURN THE GREEN PROXY CARD EVEN IF YOU HAVE ALREADY DELIVERED A PRIOR PROXY. WE URGE YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY THE FUND. THIS SOLICITATION IS BEING MADE BY KARPUS, AND NOT ON BEHALF OF THE BOARD OF TRUSTEES OR MANAGEMENT OF THE FUND.

A copy of the Fund's most recent annual report and semi-annual report may be obtained without charge by contacting Computershare Trust Company, N.A., the Fund's transfer and shareholder servicing agent, 250 Royall Street, Canton, Massachusetts 02021, or by telephoning toll-free (800) 637-2304.

We are soliciting a proxy to vote or, under circumstances specified herein, not vote your shares in connection with the Annual Meeting of Shareholders of the Fund. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders. It is anticipated that this Proxy Statement and the attached form of proxy will first be mailed to shareholders on or about September 22, 2008.

If you have any questions concerning this Proxy Statement, please contact:

  Cody B. Bartlett Jr., CFA
  Managing Director of Investments
  Karpus Management, Inc., d/b/a Karpus Investment Management
  183 Sully's Trail
  Pittsford, New York 14534
  (585) 586-4680

ITEM 1 - ELECTION OF TRUSTEES

We are soliciting a proxy to vote or, under specified conditions, not to vote your shares FOR the election of the Karpus nominees listed below.

Leading up to this year's Meeting of shareholders, Karpus submitted four potential trustee nominees to the Fund's Nomination and Compensation Committee (the "Committee") to be presented on management's proxy at the 2008 Annual Meeting. All four of our submitted candidates were very well qualified and had relevant experience with the investment industry and/or closed-end funds specifically. After filling out lengthy questionnaires and undergoing a contentious interview process, all four of our potential nominees were declined without cause. Attorneys representing the Committee responded in a form letter stating: "Thank you for your interest in serving on the Board of Trustees of the Fund. The Nomination and Compensation Committee met to consider your possible nomination to the Board. I am sorry to report that, after such consideration, the Committee has determined not to nominate you for election at this time." This is the entirety of the response to the Board's lengthy nomination process. As you can see below, the credentials of our director nominee candidates are quite impressive:

  Richard W. Cohen; Age: 54; Address: c/o Lowey Dannenberg Cohen & Hart, P.C., White Plains Plaza, One North Broadway, White Plains, New York 10601-2310; Nationality: U.S. Citizen; Share Ownership: N/A; Professional Experience: President of Lowey Dannenberg Cohen & Hart P.C., a law firm which devotes a substantial amount of its practice to representation of investors in public companies. Admitted to practice in New York and Pennsylvania, and the bars of the U.S. Courts of Appeals for the 1st, 2nd, 3rd, 6th and 11th Circuits; and the U.S. District Courts for the Southern and Eastern Districts of New York, the Eastern District of Michigan and the Eastern District of Pennsylvania; Education: Graduate of Georgetown University (A.B. 1977) and the New York University School of Law (J.D. 1980); Directorships/Other: N/A

  Brad Orvieto; Age: 51; Address: c/o Strategic Asset Management Group, 800 South Andrews Avenue, Suite 204, Fort Lauderdale, Florida 33316; Nationality: U.S. Citizen; Share Ownership: N/A; Professional Experience: Founded Horizon Financial Group, a Financial Planning and Investment Advisory firm, 1985. Horizon Financial Group merged with Strategic Asset Management Group, 1997; Education: University of Miami School of Business (B.B.A, (1979), International Finance and Marketing; Directorships/Other: Certified Financial Planner; Board of Directors, Equus II Inc. (EQS), Broward County Housing Finance Authority-Member and past Chairman, Steering Committee for the Incorporation of the City of Weston, McDonald Family Foundation-Trustee, City of Plantation Comprehensive Planning Board, Anti-defamation League Civil Rights Committee, Broward County Tourist Related Program Grant Panel, Broward County Cultural Arts Grant Panel, Broward County Art in Public Places Steering Committee and Board of Directors-Temple Kol Ami.

  Donald R. Logan; Age: 50; Address: 4035 Via Laguna, Santa Barbara, California 93110 ; Nationality: U.S. Citizen; Share Ownership: 12,900 shares; Professional Experience: Palmer Capital Corporation, Senior Vice-President, Logan Capital Corporation, Owner, Luz Development and Finance Corporation, Vice-President Project Finance, 1988-1991, Bank of America, Vice-President Specialized Lease Financing Group, 1983-1988, Dean Witter Reynolds Capital Markets Group, Associate in Investment Banking, 1982-1983; Education: University of Chicago, Graduate School of Business, MBA (concentration in Finance and Marketing), Claremont McKenna College, BA, Economics, Cum Laude, 1980 (degrees awarded concurrently under 3+2 program); Directorships/Other: N/A.

  Dwight A. Pike, CFA; Age: 54; Address: 5 Holly Lane, Pinehurst, North Carolina 28374; Nationality: U.S. Citizen; Share Ownership: N/A; Professional Experience: Pike's Financial Services, LLC, 2000-present, Owner of company specializing in providing accounting, tax, payroll and investment services to individuals and small businesses; Unquowa Partners, 1995-2000, Founding Partner of institutional brokerage business specializing in generating research on small cap companies for institutional clients; Knights of Columbus, 1988-1995 and 1980-1986, Vice-President of Investments managing equity portfolio; Cowen Asset Management, 1986-1988, Vice-President of Portfolio Management before returning to the Knights of Columbus; Mid-Continent Telephone Corporation (predecessor to Alltel), 1978-1980, Financial Analyst; Education/Other: Obtained CFA Designation; College of Wooster, Economics (B.A., 1976) and University of Connecticut (M.B.A., 1977); Directorships/Other: N/A.

Unlike Karpus' trustee nominees, the nominees that management is presenting to shareholders are trustees for 98 different funds within the MFS Family of Funds for which they were annually compensated between $226,509 and $302,509. As the Fund's proxy materials state, the Trustees generally hold at least eight regular meetings each calendar year and the regular meetings take place over a two-day period. Overall, the Fund stated it had 9 total meetings for the Fund's fiscal year ending October 31, 2007. Based on our analysis (assuming an 8 hour work day), this places the compensation received by the current Trustee nominees for their service for all 98 MFS Family of Funds to average approximately $1,756 per hour. Additionally, by our calculations, this would allow the Trustees approximately 88 minutes per year to discuss each fund that they "represent." To add insult to injury, MFS has the audacity to call these trustees "independent" of the management company.

Furthermore, all four of the Fund's nominees are current members of the Fund's Nomination and Compensation Committee that recently "reviewed" our proposed nominees and rejected our truly independent nominees in favor of themselves! This represents an obvious conflict of interest. The balance of the Board was clearly complicit in this conflict of interest by either not removing management's nominees from the Committee, or by requiring these members of the Committee to recuse themselves from the nominee decision.

In fact, the Trustees ethics are already under examination in multiple lawsuits filed in federal and state courts. These lawsuits involve accusations that the defendant Trustees permitted or acquiesced in market timing and/or late trading of MFS funds in violation of federal securities laws. As the Fund itself discloses: "...the plaintiffs in these consolidated lawsuits generally seek injunctive relief including removal of the named trustees, adviser and profits, monetary damages, punitive damages, attorney's fees and costs and other equitable and declaratory relief."

Lastly, there are obvious issues not addressed in management's proxy statement regarding the election of certain management trustee nominees. According to management's proxy statement, there is a mandatory retirement age of 73 years for any trustee of the Fund. As is disclosed in management's proxy statement, the Chairman of the Trustees, and current nominee, J. Atwood Ives, will be turning 73 in May 2009. Why is management recommending that the Chairman be reelected if they know that he will be exceeding his mandatory retirement age within the term of the trusteeship for which he is nominated? Perhaps it is because, according to the Fund's Amended and Restated Declaration of Trust, Article II, Section 2.3, upon the Retirement of a trustee: "a majority of the Remaining Trustees may fill such vacancy by appointing such other individual as they in their discretion shall see fit." Thus, no shareholder vote will be required to fill Mr. Ives' vacancy.

As your fellow shareholder, Karpus therefore recommends that you vote FOR all of our nominees on the GREEN proxy card, so that shareholders' best interests can be represented on the Board.

Please note: If you give us your proxy, we will take all steps necessary and lawful to obtain truly independent representation on the Board of the Fund. Due to the complexities of corporation law, under certain circumstances, if a quorum (50% of the outstanding shares of the Fund) is created, and if management has votes for its nominees of more than half of the shares present, such a situation could result in management's nominees being elected. As such, voting your shares at all, even if voted FOR Karpus nominees, could help create a quorum which would allow management's nominees to be elected. If Karpus believes that voting the proxies it receives would cause there to be a quorum and that the Karpus proposals would thereby be approved, we may not attend the Meeting and may withhold all proxies in order to defeat management's trustee nominees.

If we are not able to obtain truly independent representation on the Board of the Fund, we may not attend the Meeting, we may not vote your shares, and your shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified, or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy. If Karpus does attend the Meeting, unless you indicate otherwise, your shares will be voted FOR all four of the Karpus nominees and FOR Karpus' shareholder proposal that the Board of Trustees adopt a policy to conduct periodic tender offers for shares of the Trust.

Please refer to management's proxy statement for information regarding the names, qualifications and background of the Board's nominees.

Voting Requirement

Approval of this proposal as to any nominee will require the affirmative vote of a plurality of the Fund's outstanding shares voting at the Meeting in person or by proxy. A "plurality" means that the number of votes cast for our candidate is greater than the number cast for any other candidate but less than a majority.

ITEM 2 - SHAREHOLDER PROPOSAL

At the Meeting, Karpus intends to submit the following proposal:

RESOLVED: The shareholders recommend that the Board of Trustees of the Fund ("Board") adopt a policy that if the Shares trade at an average discount of greater than six percent (6%) from net asset value over the final twelve (12) weeks previous to the end of October of each calendar year, the Board will conduct a tender offer for at least ten percent (10%) of the Shares at 99% of net asset value by the end of that calendar year.

SUPPORTING STATEMENT

The Fund's original prospectus states: "The trust...may purchase its shares from time to time in the open market...Such repurchases will be made only when the trust's shares are trading at a discount of 10% or more from the net asset value." Lifeboat provisions, such as this, are occasionally included in prospectuses for closed-end funds, such as the Fund, to increase management's accountability to shareholders for managing discounts, and to attempt to enhance long-term shareholder value.

While the Fund has conducted open market repurchase offers, the Fund's persistently wide discount to net asset value shows that the Fund's actions have not proven effective. In fact, from April 30, 2006 to October 31, 2007, the Fund repurchased only approximately 1.4% of its Shares (according to filings submitted by the Fund to the SEC). During this time MIN traded at an average 11.3 percent discount to NAV. KIM does not believe that the Fund's ineffective, non-aggressive and seemingly token buybacks have had a substantial, positive effect in managing the Fund's discount.

As such, KIM believes that the approval of the Proposal by the Fund shareholders will convey to the Board that it must take more strenuous efforts to mitigate the persistent discount of the Fund, in both the long and short terms. The Proposal attempts to reduce the discount problem in the shorter term by affording displeased shareholders an exit for part of their holdings at the net asset value of their investment, as well as in the longer term by enhancing accountability and assuring more proactive measures will be taken in the future to address discounts of 6% or more.

Tell the Board that you want it to take more effective action to narrow the discount. Vote FOR KIM's Proposal to tell the Board you want it to adhere to the spirit and intent of the prospectus' lifeboat provision to enhance shareholder value.

END OF PROPOSAL

It should be noted that all of management's responses to our proposal (below) assumes that the Fund will actually have to conduct a tender offer which will not occur under the terms of our proposal if the Board's recent actions, i.e., changing the Fund's investment strategy and a level rate distribution policy, are indeed effective in managing the Fund's discount to net asset value. Nevertheless, our Fund's management opposes this proposal and counters with the following points. Our response to the Fund's management's proxy statement comments are in italics below:

  1. Mandatory tenders at specified periods will force the Fund to sell securities at inappropriate times and may pressure the market price of the securities being sold.

  Approximately 56% of the Fund's portfolio as of January 31, 2008 was invested in government treasuries and agencies. These securities are extremely liquid and any selling by the Fund would not affect the price of these securities. As to the timing of the sales, it is impossible for anyone to predict the future movement in U.S. interest rates. Therefore, we do not feel that the portfolio manager's performance would be affected by the timing of the sales.

  2. Management's open market repurchase program will provide liquidity for departing shareholders.

  Shares of the Fund already experience ample liquidity with the Fund trading over 300,000 shares daily. Open market repurchases do nothing to allow exiting shareholders to achieve fair value for their investment as is measured by the net asset value of the Fund. Moreover, management's open market repurchases of only approximately 1.4% of shares have not effectively reduced the discount.

  3. The Board cites increased expense ratios in the Fund.

  Should the tender offer be triggered on any calendar year, all shareholders would have the ability to participate in it. The enhanced value of such a tender offer will far outweigh any slight increase in expense ratio over time. Furthermore, the Fund could reduce costs in order to keep the expense ratio at current levels. Also, the proposed tender offer is being conducted at 99% of net asset value in order to compensate for the expenses of the tender offer.

Lastly, in addition to these points, the Board mentions actions that they have taken that were supported by Karpus to address the Fund's wide discount to net asset value. Karpus does support the level-rate distribution plan recently adopted by the Fund. However, we strongly oppose the Board's dramatic change in investment strategy that accompanied this distribution plan (as cited in a letter sent to the Board on January 23, 2008 and publicly filed with the U.S. Securities and Exchange Commission as an Exhibit to Form 13D/A). We intend our tender offer proposal to act as a safeguard for shareholders to ensure that the Board's actions are in fact effective in reducing the discount. Also, we feel that shareholders who did not agree with the change in investment strategy should have a means of exiting at least a portion of their investment near net asset value.

As your fellow shareholder and in accord with the reasons stated above, we strongly urge you to vote the GREEN proxy card.

Please note: If you give us your proxy, we will take all steps necessary and lawful to obtain truly independent representation on the Board of the Fund. Due to the complexities of corporation law, as described above, under certain circumstances, voting your shares at all, even if voted FOR Karpus nominees, could help create a quorum which would allow management's nominees to be elected. If Karpus believes that voting the proxies it receives would cause there to be a quorum and that the Karpus proposals would thereby not be approved, we may not attend the Meeting and may withhold all proxies in order to defeat management's trustee nominees.

If we are not able to obtain truly independent representation on the Board of the Fund, we may not attend the Meeting, we may not vote your shares, and your shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy. If Karpus does attend the Meeting, unless you indicate otherwise, your shares will be voted FOR all four of the Karpus nominees and FOR Karpus' shareholder proposal that the Board of Trustees adopt a policy to conduct periodic tender offers for shares of the Trust, under certain circumstances.

Voting Requirement

Approval of this matter will require the vote of a majority of the Fund's outstanding shares voting at the Meeting in person or by proxy.

OTHER MATTERS TO COME BEFORE THE MEETING

Except as set forth in this Proxy Statement, Karpus is not aware of any matters affecting the Fund to be brought before the Meeting. Should other matters properly be brought before the Meeting that Karpus is unaware of a reasonable time before this solicitation, the attached GREEN proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such matters and on all matters incident to the conduct of the Meeting. Such discretionary authority will include the ability to vote shares on any proposal to adjourn the Meeting. If Karpus attends the Meeting and submits proxies (see disclosures above concerning the specific limited circumstances under which Karpus would not do so) and a vote to adjourn the Meeting with respect to one or more of the proposals is called, Karpus will vote for or against adjournment in its discretion, based upon its determination of whether or not an adjournment will further its objective of obtaining truly independent representation on the Board of the Fund. Execution and delivery of a proxy by a record holder of shares of common stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

VOTING PROCEDURES

Outstanding Shares of the Fund

On the Record Date, the Fund reported in their proxy statement as having 116,512,419 shares of common stock outstanding, with each shareholder of record at the close of business on the Record Date being entitled to one vote for each share held, and each fractional share entitled to a proportionate fractional vote.

Only holders of record as of the close of business on the Record Date will be entitled to vote at the Meeting. If you were a stockholder of record on the Record Date, you will retain your voting rights for the Meeting even if you sell shares after the Record Date. Accordingly, it is important that you vote the shares you owned on the Record Date or grant a proxy to vote such shares, even if you sell some or all of your shares after the Record Date.

Quorum

A majority of the Fund's outstanding shares entitled to be cast at the Meeting that are present in person or represented by proxy constitutes a quorum.

If Karpus attends the Meeting and submits proxies (see disclosures above concerning the limited circumstances under which Karpus would not do so) and because of any unexpected occurrence, any nominee is not available for election or if any other matters properly come before the Meeting, Karpus will vote for or against in its discretion, based upon its determination of whether or not an adjournment will further its objective of obtaining truly independent representation on the Board of the Fund.

Voting Requirements

Regarding Item 1, approval of this proposal as to any nominee will require the affirmative vote of a plurality of the Fund's outstanding shares voting at the Meeting in person or by proxy.

Regarding Item 2, approval of the shareholder proposal, if properly presented, requires the vote of a majority of the Fund's outstanding shares voting at the Meeting in person or by proxy.

Procedures

For the proxy solicited hereby to be voted, or, under the circumstances specified herein, not voted, the enclosed GREEN proxy card must be signed, dated and returned to:

  Karpus Management, Inc., d/b/a Karpus Investment Management
  c/o Regan & Associates, Inc.
  505 Eighth Avenue, Suite 800
  New York, New York 10018

in the enclosed envelope, in time to be voted at the Meeting. If you wish to vote in accordance with our recommendations, you must submit the enclosed GREEN proxy card and must note subsequently submit the Fund's proxy card. IF YOU HAVE ALREADY RETURNED THE FUND'S PROXY CARD, YOU HAVE THE RIGHT TO REVOKE IT AND ALL MATTERS COVERED THEREBY AND MAY DO SO BY SUBSEQUENTLY SIGNING, DATING AND MAILING THE ENCLOSED GREEN PROXY CARD. ONLY YOUR LATEST PROXY WILL COUNT AT THE MEETING. Execution of a GREEN proxy card will not affect your right to attend the Meeting and to vote in person.

Revocation of Proxies

Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by: (i) submitting to the Fund or to us a later dated written revocation or a duly executed proxy; or (ii) attending and voting at the Meeting in person (mere attendance at the Meeting will not in and of itself constitute a revocation).

Although a revocation of a proxy solicited by the Fund will be effective only if delivered to the Fund, we request that either the original or a copy of all revocations be mailed to Karpus Mangement, Inc., d/b/a Karpus Investment Management, c/o Regan & Associates, Inc., 505 Eighth Avenue, Suite 800, New York, New York 10018, so that we will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received.

Broker Votes

For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast. Abstentions will be counted and broker non-votes, if any, will be considered not present for the purpose of determining the presence of a quorum.

"Broker non-votes" occur when a broker has not received voting instructions from the beneficial owner of the shares and either declines to exercise its discretionary voting authority or is barred from doing so because the proposal is contested. Broker non-votes cannot be voted on non-routine matters submitted to a vote without direction of the beneficial owner.

If any of your shares were held in the name of a brokerage firm, bank nominee, or other institution on the Record Date, only that institution can vote your shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date, and mail the voting instructions form (or GREEN proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, bank nominee, or other institution on the Record Date, to revoke your proxy you will need to give appropriate instructions to such institution. IF YOU DO NOT GIVE INSTRUCTIONS TO YOUR BROKER OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED.

How shares will be voted

As stated previously, a majority of the Fund's outstanding shares entitled to be cast at the Meeting that are present in person or represented by proxy constitutes a quorum.

Please note: If you give us your proxy, we will take all steps necessary and lawful to obtain truly independent representation on the Board of the Fund. Due to the complexities of corporation law, under certain circumstances, voting your shares at all, even if voted FOR Karpus nominees, could help create a quorum which would allow management's nominees to be elected. If Karpus believes that voting the proxies it receives would cause there to be a quorum and that the Karpus proposals would thereby not be approved, we may not attend the Meeting and may withhold all proxies in order to defeat management's trustee nominees.

If we are not able to obtain truly independent representation on the Board of the Fund, we may not attend the Meeting, we may not vote your shares, and your shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified, or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy. If Karpus does attend the Meeting, unless you indicate otherwise, your shares will be voted FOR all four of the Karpus nominees and FOR Karpus' shareholder proposal that the Board of Trustees adopt a policy to conduct periodic tender offers for shares of the Trust.

As your fellow shareholder and in accord with the reasons stated above, we strongly urge you to vote the GREEN proxy card.

 Unless we decide, under the conditions specified above, not to attend the Meeting in order to defeat a quorum, shares represented by a GREEN proxy card where no specification has been made will be voted:

  1. FOR all Karpus nominees;
  2. FOR Karpus' Shareholder proposal, if properly presented, that proposes the Board of Trustees adopt a policy to conduct periodic tender offers for shares of the Trust;

And to transact such other business as may properly come before the Meeting and any adjournments thereof.

THE SOLICITATION OF PROXIES

In connection with our solicitation of proxies for use at the Meeting, proxies may be solicited by mail, courier service, advertisement, telephone, telecopier, or other electronic means, and in person. Solicitations may be made in the manner set forth in this Proxy Statement, by certain of the officers or employees of Karpus, none of whom will receive additional compensation for such solicitations. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

We have retained Regan & Associates, Inc. for solicitation and advisory services in connection with the solicitation of proxies. Karpus will pay a fee to be agreed upon between the Karpus and Regan & Associates, Inc. based on the services provided.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of our solicitation expenses which we estimate to be approximately $125,000-$140,000.

Other than as set forth in this Proxy Statement, there are no contracts, arrangements, or understandings entered into by any of the participants in the solicitation or, to the participants' knowledge, any of their respective associates within the past year with any person with respect to any of the Fund's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, of the giving or withholding of proxies. Except as set forth in the Proxy Statement, none of the participants in the solicitation or, to the participants' knowledge, any of their associates has entered into any agreement or understanding with any person with respect to: (i) any future employment by the Fund or its affiliates; or (ii) any future transactions to which the Fund or any of its affiliates will or may be a party.

INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

Karpus is the soliciting shareholder of this proxy. As stated above, as of the Record Date, Karpus was the beneficial owner of 13,402,625 shares of the Common Stock of the Fund which represents 11.50% of the Fund's issued and outstanding Common Stock.

Karpus Investment Management was founded in 1986 by George Karpus and Jo Ann Van Degriff. Karpus is an independent registered Investment Adviser with slightly over $1.5 Billion under management and is employee owned. We provide customized, conservative investment management for high net worth individuals, pension plans, foundations, endowments, trusts, estates, and Taft Hartley accounts. Karpus is located in Pittsford, New York (a suburb of Rochester, New York). We pride ourselves on independent research. We are not affiliated with any brokerage firm.

Shares of the Fund owned by Officers/ Employees/ and Directly Related Accounts of Such as of the Record Date.

 Account      Shares
 Karpus Investment Management Profit Sharing Plan  42,930
 Karpus Investment Management Defined Benefit Plan  20,315
 George W. Karpus     7,850
 Sophie Karpus     7,545
Other than as set forth in this Proxy Statement, there are no contracts, arrangements, or understandings entered into by any of the participants in the solicitation or, to the participants' knowledge, any of their respective associates within the past year with any person with respect to any of the Fund's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, of the giving or withholding of proxies.

Except as set forth in this Proxy Statement, none of the participants in the solicitation or, to the participants' knowledge, any of their respective associates has entered into any agreement or understanding with any person with respect to: (i) any future employment by the Funds or its affiliates; or (ii) any future transactions to which the Funds or any of its affiliates will or may be a party.

ADDITIONAL INFORMATION

The information concerning the Fund contained in this Proxy Statement has been taken from, or is based upon, publicly available information. Although Karpus does not have any information that would indicate that any information contained in this Proxy Statement concerning the Fund is inaccurate or incomplete, Karpus does not take any responsibility for the accuracy or completeness of such information.

Questions, or requests for additional copies of this Proxy Statement, should be directed to:

  Cody B. Bartlett Jr., CFA
  Managing Director of Investments
  Karpus Management, Inc., d/b/a Karpus Investment Management
  183 Sully's Trail
  Pittsford, New York 14534
  (585) 586-4680

Proxy Statement of Karpus Management, Inc., d/b/a Karpus Investment Management,
Stockholders of MFS Intermediate Income Trust, in Opposition to the Solicitation by the Board of
Trustees at the Annual Meeting of Stockholders to be held on October 9, 2008

THIS PROXY IS SOLICITED ON BEHALF OF KARPUS MANAGEMENT INC., D/B/A KARPUS INVESTMENT MANAGEMENT. THE BOARD OF DIRECTORS OF THE FUND IS NOT SOLICITING THIS PROXY.

The undersigned, revoking prior proxies, hereby appoints Cody B. Bartlett Jr., Proxy with several powers of substitution, to vote all of the shares of stock of MFS Intermediate Income Trust owned by the undersigned and entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at 500 Boylston Street, Boston, Massachusetts 02116, at 10:30 a.m. (E.S.T.), or at any postponement or adjournment thereof, upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned. The undersigned expressly directs the proxy holders to decline to attend the Meeting if doing so would create a quorum and cause management's director nominees to be elected, unless Karpus determines that the Board has agreed to afford shareholders truly independent representation on the Board of the Fund. If Karpus determines that the Board has not agreed to support such action, Karpus may not attend the Meeting, may not vote the undersigned's shares by proxy, and the shares may not be counted toward a quorum. Your shares will be voted as directed provided that Karpus, the soliciting shareholder, has determined that the Board has agreed to afford shareholders truly independent representation on the Board of the Fund. Otherwise, Karpus may not attend the Meeting, may not vote your shares, and your shares may not be counted toward a quorum.

 Subject to the conditions specified above, if no direction is given on these proposals, this proxy card will be voted:

  1. FOR all Karpus nominees;
  2. FOR Karpus' shareholder proposal, if properly presented, that proposes the Board of Trustees adopt a policy to conduct periodic tender offers for shares of the trust;

And to transact such other business as may properly come before the Meeting and any adjournments thereof.

If voting your proxies would cause there to be a quorum and cause management's director nominees to be elected, then unless Karpus determines that the Board has agreed to afford shareholders truly independent representation on the Board of the Fund, Karpus may not attend the Meeting, may not vote the undersigned's shares proxy, and the shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy.

AS YOUR FELLOW SHAREHOLDERS, KARPUS RECOMMENDS THAT YOU VOTE FOR ITEM 1 AND FOR ITEM 2

1. Election of Directors
 [  ]   FOR ALL Karpus Nominees

  [  ] FOR Richard W. Cohen

  [  ] FOR Brad Orvieto

  [  ]   FOR Donald R. Logan

  [  ]   FOR Dwight A. Pike

 [  ] WITHHOLD AUTHORITY

 [  ] FOR ALL EXCEPT

 To withhold authority to vote for certain nominees only, mark "For All Except" and write each such excepted nominee's name on the line below:

 _______________________________________________________________________

 _______________________________________________________________________

 _______________________________________________________________________

2. To act upon, if properly presented at the Meeting, a shareholder proposal that the Board of Trustees adopt a policy to conduct periodic tender offers for shares of the Trust.

 [  ]  FOR      [  ]  AGAINST [  ]  ABSTAIN

3.  To transact such other business as may properly come before the Meeting and any adjournments thereof.

Signature of Stockholder:__________________________________ Signature of Stockholder:__________________________________
Date: _____________________________________________ Date: _____________________________________________

  Note: Please sign exactly as your name or names appear on this Proxy and return promptly using the enclosed envelope. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.